Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 28/08/2017

Certificate No G0282017H1893

GRN No 30084165

Stamp Duty Paid : ₹ 300
(Rs. Only)

Penalty : ₹ 0
(Rs. Zero Only)

Seller / First Party Detail

Name: Yatra Online Pvt ltd

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village : Gurugram District : Gurugram State : Haryana

Phone 9871372500

Buyer / Second Party Detail

Name : Innoven Capital India pvt ltd

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village: Gurugram District : Gurugram State : Haryana

Phone : 0

Purpose : TERM LOAN AGREEMENT

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

This stamp paper forms an integral part of the Term Loan Agreement executed by and between Yatra Online Private Limited, Yatra Online, Inc. and InnoVen Capital India Private Limited on September 12, 2017.

YATRA ONLINE (P) LTD. GURG...

TERM LOAN AGREEMENT BY AND BETWEEN INNOVEN CAPITAL INDIA PRIVATE LIMITED AND BORROWER AND GUARANTOR InnoVen BORROWER

TABLE OF CONTENTS 1 DEFINITION AND CONSTRUCTION 3 2 TERM LOAN; DISBURSEMENT TERMS 3 3 PAYMENT OF INTEREST 5 4 OTHER TERMS OF PAYMENTS 6 5 CONDITIONS PRECEDENT 7 6 SECURITY INTEREST 7 7 BORROWER’S COVENANTS 8 8 REPRESENTATIONS AND WARRANTIES 15 9 EVENTS OF DEFAULT 16 10 INNOVEN’S RIGHTS AND REMEDIES 18 11 AMENDMENTS AND WAIVERS 20 12 INDEMNIFICATION 20 13 MISCELLANEOUS 21 SCHEDULE 1 35 SCHEDULE 2 40 SCHEDULE 3 50 SCHEDULE 4 51 SCHEDULE 5 52 SCHEDULE 6 53 InnoVen BORROWER GUARANTOR 2

TERM LOAN AGREEMENT THIS TERM LOAN AGREEMENT made on the day, month and year set out in Schedule 1 Part 1 hereof (this “Agreement” between the Person(s)/corporation(s) named in Schedule 1 Part 1 hereof (hereinafter referred to as the “Borrower”) of the ONE PART AND Yatra Online, Inc., a company incorporated under the laws of Cayman Islands, and having its registered office at c/o Maples Corporate Services Ltd , PO Box 309, Ugland House, Grand Cayman, KYI-1104 Cayman Islands {hereinafter referred to as the “Guarantor” which expression shall, unless repugnant to the context or meaning thereof, include its successors and permitted assigns) of the SECOND PART. AND InnoVen Capital India Private Limited, a private limited company incorporated under the Companies Act, 1956 and registered as a Non-Banking Financial Company within the meaning of the Reserve Bank of India Act, 1934 having its registered office at 12th Floor, Express Towers, Nariman Point, Mumbai 400021 (hereinafter referred to as “InnoVen”, which expression shall, unless it be repugnant to the subject or context thereof, include its successors and permitted assigns) of the THIRD PART InnoVen, the Guarantor and the Borrower are hereinafter, where the context so requires, collectively referred to as the ‘‘Parties” and individually as a “Party” 1 DEFINITION AND CONSTRUCTION 1.1 Definitions. Capitalized terms, unless defined elsewhere in this Agreement, shall have the meaning assigned to such terms in Appendix 1 to this Agreement. 1.2 Construction. Unless specified elsewhere in this Agreement this Agreement shall be interpreted using the rules of construction as mentioned in Appendix 1 to this Agreement 2 TERM LOAN; DISBURSEMENT TERMS 2.1 Terms of Disbursement and draw downs. 2 1 1 Subject to the terms and conditions set forth in this Agreement and in the other Loan Documents, InnoVen shall extend the Term Loan to the Borrower on the First Closing Date up to an aggregate of the principal amount specified in Schedule 1 Part 1 hereunder The Term Loan shall be utilized by the Borrower only for the specific Purpose as stated in Schedule 1 Part 1 hereunder, and for no other reason or purpose whatsoever. InnoVen BORROWER GUARANTOR 3

2 12 The Borrower shall, drawdown the Term Loan in 2 (two) tranches (“Tranche/s”) on or prior to the Last Date of Drawal for each Tranche i.e. the First Closing Date and the Second Closing Date. At least 7 (Seven) days prior to the drawdown date of each Tranche, the Borrower shall submit a Confirmation Certificate in the form provided in Schedule 1 Part 2. Upon InnoVen being satisfied with the declarations made in the Confirmation Certificate and at least 2 (Two) Business Days prior to the date of the drawdown of the First Tranche and the Second Tranche, as the case may be. the Borrower shall submit a Drawal Request in the form provided in Schedule 1 Part 3, upon the receipt of which InnoVen shall disburse the First Tranche or the Second Tranche, as the case may be. Unless InnoVen otherwise agrees, the right to make the drawal from the Term Loan for both the First Tranche and the Second Tranche shall cease on September 15, 2017 (each being the “Last Date of Drawal”) specified in Schedule 1 Part 1 hereunder. 2 1 3 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan disbursement in accordance with the specific terms set forth in Schedule 1 Part 1 hereunder, the Borrower shall furnish to InnoVen the Drawal Request, at least 2 (Two) Business Days prior to the draw down date of each Tranche, in the manner specified in Schedule 1 Part 3 hereunder; provided each such draw down date is a Business Day. If InnoVen is satisfied with the declarations made in the Confirmation Certificate, InnoVen shall credit the First Tranche or the Second Tranche amount to the designated account of the Borrower on the relevant draw down date. 2.1 4 The Borrower shall be entitled to avail each Tranche of the Term Loan up to the Last Date of Drawal for such Tranche/s provided the Borrower complies and continues to comply with the terms and conditions contained in this Agreement and the other Loan Documents, and contingent upon there being no subsisting Event of Default ! 2 Repayment 2.2 1 The Borrower shall and the Guarantor shall cause the Borrower repay the Term Loan on the Due Date(s), in accordance with the terms set out in Schedule 1 Part 1 hereof. On the Maturity Date, the entire unpaid Term Loan Amount together with (a) Interest, (b) Expenses incurred by Innoven in connection with this Agreement and / or the other Loan Documents and not reimbursed by the Borrower in accordance with Section 4 1, (c) Taxes paid by InnoVen and not reimbursed by the Borrower in accordance with Section 4 1 and (d) such other amounts due to InnoVen as provided under this Agreement that shall have become due and payable on Maturity Date/s. If the Due Date in respect of any amounts payable under the Term Loan falls on a day which is not a Business Day, the immediately preceding Business Day shall be considered as the Due Date for such payment InnoVen BORROWER GUARANTOR 4

2.2.2 Subject to the provisions of this Agreement, the Borrower may prepay the outstanding principal amounts of the Term Loan in full or in part, before the Due Date/s, subject to the Borrower paying the Prepayment Fee in accordance with the terms set out in Schedule 1 Part 1 hereof, together with any other Expenses, charges and/ or fees Notwithstanding anything contained herein, If the Borrower does not receive fresh inflow of at least USD 11,000,000 (eleven million US dollars only) from its GDS service providers by October 31, 2017, the Borrower shall repay INR 162,500,000 (Rupees one sixty two million and five hundred thousand only) to InnoVen within 3 (three) Business Days without any Prepayment Fees obligation as mentioned in this Agreement 3 PAYMENT OF INTEREST 3 1 The Borrower shall and the Guarantor shall cause the Borrower pay to InnoVen, Interest on the principal amounts of the Term Loan at the interest rate, in the manner and on the dates specified in Schedule 1 Part 1 hereof. 3.2 In the event any monies remain due and payable by the Borrower to InnoVen under this Agreement and / or the other Loan Documents or otherwise, InnoVen may, at its sole discretion, adjust such monies against the amounts available for drawal by the Borrower on such date, and all such adjustments shall be treated as drawals by the Borrower Further, all such monies, including Interest, which have not been paid by the Borrower on the respective Due Date(s), shall carry further interest at the Default Rate Such interest will be computed from the respective Due Date(s) and shall become payable with monthly rests, or such other rests as may be prescribed by InnoVen from time to time, and shall be payable on the dates specified in Section 3-1 above. The Borrower hereby expressly acknowledges that the further rates of interest under this Section 3 2 are reasonable and that they represent genuine pre-estimates of the loss expected to be incurred by InnoVen in the event of non-payment of any monies by the Borrower 3 3 The Parties agree that the Term Loan provided under this Agreement shall carry a fixed rate of Interest in accordance with Section 7 of Schedule 1 Part 1. The Interest payable by the Borrower shall be subject to the changes based on applicable guidelines / directives issued by the RBI from time to time. Accordingly, the Borrower hereby accepts and acknowledges that InnoVen shall be obliged to give effect to any revision of interest rates pursuant to applicable guidelines / directives that maybe issued by the RBI from time to time, and the Borrower agrees that it shall be bound by all actions taken by InnoVen in this regard 3 4 The Borrower acknowledges that the Term Loan provided under this Agreement is for a commercial transaction and hereby explicitly waives any defense that may be available to it under usury or other laws relating to the charging of interest 3.5 Interest and all other charges shall accrue from day to day, and shall be computed on the basis of a 365 (Three Hundred and Sixty Five) day year for the actual number of days elapsed InnoVen BORROWER GUARANTOR 5

4 OTHER TERMS OF PAYMENTS 4.1 The Borrower shall bear all Taxes (including, without limitation, stamp duty and relevant registration and filing charges in connection with this Agreement and / or the other Loan Documents) as may be levied from time to time in respect of or in connection with the Term Loan, this Agreement and / or the other Loan Documents The Borrower shall also pay or reimburse all sums paid and / or Expenses incurred by InnoVen (including stamp duty and legal counsel expenses incurred towards the loan documentation and such other expenses incurred by or on behalf of their representatives / consultants / appraiser) in connection with this Agreement and / or the other Loan Documents, and (b) such other duties, charges and penalties as may be levied or charged, in connection with the Loan Documents, according to the Laws for the time being in force. For the avoidance of any doubt, the Borrower shall not be required to reimburse and/or pay any income taxes (including any withholding tax obligation) of InnoVen or gross-up any Taxes that is required to be deducted under applicable Law In the event of the Borrower failing to pay the monies referred to above, InnoVen may, at its discretion, decide to make the necessary payments as applicable. The Borrower shall forthwith and no later than 5 (Five) Business Days from the date of receipt of a notice of demand from InnoVen in respect thereof (“Reimbursement Date”), reimburse all sums paid by InnoVen in accordance with the provisions contained herein. In addition to the said rights, in the event that the Borrower fails to make the payments under this Section on or before the Reimbursement Date, then all such sums shall carry interest from the Reimbursement Date till such sums are duly reimbursed by the Borrower at the Default Rate and, the payment made to InnoVen in this regard shall include the aforesaid interest 4 2 AH Taxes required by Law to be paid / deducted by the Borrower from any amounts of Interest paid or payable under this Agreement shall be paid by the Borrower to the appropriate authorities when due, and the Borrower shall within the statutory limits prescribed under Law, deliver to InnoVen, a certificate of tax deduction at source or any other evidence prescribed under Law satisfactory to InnoVen that the payment has been duly remitted to the appropnate authority. 4.3 The Borrower hereby expressly accepts, declares and confirms that, notwithstanding any of the provisions of the Indian Contract Act, 1872 or any other applicable Law, or any terms and conditions to the contrary contained in this Agreement, InnoVen may, at its absolute discretion, appropriate any payments made by the Borrower under this Agreement and / or any amounts realized by InnoVen by enforcement of security or otherwise, towards the dues payable by the Borrower to InnoVen under this Agreement and / or other agreements entered into between the Borrower and InnoVen and in any manner whatsoever. 4 4 Unless otherwise stipulated in Schedule 1 Part 1 hereof, all monies payable by the Borrower to InnoVen shall be paid into such account(s) as InnoVen may notify to the Borrower by cash, telegraphic, telex or mail transfer or by cheque / bank draft drawn in favor of InnoVen on a scheduled bank and shall be so paid as to enable InnoVen to realize, at par, the amount on or InnoVen BORROWER GUARANTOR 6 before the relevant Due Date Credit for all payments by cheque / bank draft will be given only on realization or on the relevant Due Date, whichever is later 4.5 Unless an Event of Default has occurred and is continuing, InnoVen shall apply any funds of the Borrower in its possession, whether from payments, or proceeds realized as the result of any collection of Receivables, invocation of the obligations of the Guarantors under the Guarantee, invocation of the rights available to it under the Deed of Pledge, or other disposition of the Collateral, first, to Expenses; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations and any applicable fees and other charges, in such order as InnoVen shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto and the Borrower shall remain liable to InnoVen for any deficiency. In the event an Event of Default has occurred and is continuing, InnoVen may apply any funds in its possession, whether from payments or proceeds realized as the result of any collection of Receivables, invocation of the obligations of the Guarantors under the Guarantee, invocation of the rights available to it under the Deed of Pledge, or other disposition of the Collateral, or otherwise, to the Obligations in such order as InnoVen shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to InnoVen for any deficiency. If InnoVen, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, InnoVen shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt of the monies by InnoVen 5 CONDITIONS PRECEDENT 5.1 InnoVen’s obligation to make the Term Loan shall be subject to the Borrower duly performing and satisfying the specific conditions precedent as set forth in Schedule 1 Part 1 hereunder to the satisfaction of InnoVen in its sole discretion. 5.2 Upon fulfillment of the conditions precedent referred to under Section 5.1, the Borrower shall forthwith issue a written notice to InnoVen, informing InnoVen about the fulfillment of the said conditions InnoVen, on being satisfied of the fulfillment of the conditions precedent and all other conditions under the Loan Documents, shall make the Term Loan disbursement of each Tranche to the Borrower in accordance with the terms of this Agreement 6 SECURITY INTEREST 6 1 Borrower hereby expressly grants InnoVen, to secure the payment and performance in full of all of the Obligations, a continuing security interest, and creates a Lien which shall comprise of pari passu charge along with the charge created solely in favor of ICICI Bank Limited to secure the bank guarantee facility from ICICI Bank Limited for the amount of INR 1,100,000,000 (Rupees one billion and one hundred million only) (“ICICI Security”), excluding INR 600,000,000 (Rupees six hundred million only) collateral and cash margin in account no 002105023538 maintained InnoVen BORROWER GUARANTOR 7 with ICICI Bank Limited by the Borrower and any collection account of the Borrower including account numbers 000705023846 and 031405000890 maintained with ICICI Bank Limited by way of hypothecation of the Hypothecated Goods (as defined under the Deed of Hypothecation) in favor of InnoVen (“Hypothecation”), in the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, including the Intellectual Property and the Intellectual Property Rights of the Borrower in accordance with the specific terms and conditions set forth under Schedule 1 Part 1 hereunder The Borrower represents, warrants, and covenants that the security interest, except for the ICICI security, granted herein is and shall, unless otherwise agreed in writing between the Parties, at all times continue to be a pari passu security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Innoven’s security interest under this Agreement or the Loan Documents) In addition to the above, the Guarantor has agreed to provide a continuing unconditional guarantee to secure the Obligations of the Borrower in terms of and pursuant to the Guarantee and in accordance with the specific terms and condition set forth therein and in the other Loan Documents Further, the Borrower has agreed to pledge the shares held by it in the Target Company to secure its Obligations in terms of and pursuant to the Deed of Pledge and in accordance with the specific terms and condition set forth therein and in the other Loan Documents 6 2 In the event that this Agreement is terminated, InnoVen’s Lien in the Collateral, the guarantee obligations under the Guarantee and the obligations under the Deed of Pledge shall continue until the Obligations are repaid in full in cash by the Borrower Upon payment to InnoVen in full and in cash of the Obligations by the Borrower, InnoVen shall, at Borrower’s sole cost and expense, (i) release its Lien in the Collateral and all rights therein shall revert to Borrower, (ii) discharge the Guarantor from the obligations under the Guarantee; (iii) discharge the Borrower from the obligations under the Deed of Pledge This Section shall survive the termination of this Agreement for any reason whatsoever 6.3 The Borrower shall comply / ensure compliance with the following condition: 6.3.1 particulars of Lien, if applicable, filed with the concerned Registrar of Companies (“ROC”) and duly registered forms along with the receipt / ‘challan’ evidencing the payment of ROC’s fee are handed over to InnoVen. 6.4 The above conditions set forth herein are in addition to any other conditions and requirements as maybe prescribed under Schedule 1 Part 1, the other Loan Documents or as may be directed by InnoVen from time to time, to be fulfilled by the Borrower in order to perfect InnoVen’s Lien and security interest in the Collateral and / or InnoVen’s rights under the Guarantee and / or InnoVen’s rights under the Deed of Pledge. 7 BORROWER’S COVENANTS 7.1 The Borrower shall promptly, where applicable: InnoVen BORROWER GUARANTOR 8

7 1 1 Notify InnoVen in writing if it becomes aware of any fact, matter or circumstance (whether existing on or before the date of this Agreement or arising afterwards) which would cause any of the representations and warranties of the Borrower and / or of the Guarantor under this Agreement or the other Loan Documents to become untrue or inaccurate or misleading in any material respect. 7 12 Notify InnoVen in writing if it or the Guarantor has committed any default or is in breach of any of its covenants under this Agreement or the other Loan Documents or if it becomes aware of any fact, matter or circumstance (whether existing on or before the date of this Agreement or arising afterwards) which may give rise to a possibility of any breach of its covenants under this Agreement or the other Loan Documents 7 1 3 Notify InnoVen in writing if it becomes aware of any fact, matter or circumstance which may have any Material Adverse Change or may give rise to any Material Adverse Change 7 1 4 Deliver to InnoVen, each of the following a unaudited, standalone and consolidated monthly financial statements and year-to -date financial statements of the Borrower (profit and loss, balance sheet) within 30 (thirty) days from month-end; b annual audited financial statements (consolidated and standalone) of the Borrower, within 180 (one hundred and eighty) days from the close of the financial year certified by any of the Big Four Auditors; c annual operating budgets and projections of the Borrower within 45 (forty five) days of each financial year end; d details of existing borrowing limits and outstanding (fund and non-fund) within 30 (thirty) days from month-end; e. month end free and encumbered cash position of the Borrower within 10 (ten) days of each month end f other such data that InnoVen may reasonably request towards credit monitoring activities. 7 1 5 Deliver to InnoVen, copies of every notice of default, termination, or material demand made, against it and/or the Guarantor or by it and/or the Guarantor, which is. in the opinion of the Borrower, material in nature. It is hereby clarified that the Borrower shall be required to notify InnoVen about any action or event, pertaining to or having the effect of revocation, repudiation, denial or cancellation of any Consent. 7 16 Except as notified to InnoVen in the Disclosure Letter, notify InnoVen of (i) any action or steps taken or legal proceedings started by or against the Borrower and/or the Guarantor in any court of law for its winding-up, dissolution, administration or InnoVen BORROWER GUARANTOR 9 reorganization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of the Borrower and /or the Guarantor or of any or all of the Collateral; and / or (ii) any litigation, arbitration, administrative or other proceedings initiated or threatened (to the knowledge of the Borrower) against the Borrower and/or the Guarantor or their assets, in the event amounts involved in such litigation, arbitration or other proceeding exceed (i) Rs 10,000,000 (Rupees Ten Million only) in case of customer disputes and (ii) INR 50,000,000 (Rupees Fifty Million only) if they relate to Tax. 7 1 7 Notify InnoVen of any material loss or damage which the Borrower may suffer due to any event, circumstances or act of God 7 18 Deliver to InnoVen copies of all material documents dispatched by the Borrower to its creditors (or any general class of them) at the same time as they are dispatched to the other creditors. 7 19 Deliver to InnoVen any information or documents as may be reasonably required by InnoVen in relation to the Term Loan, from time to time. 7 110 Notify InnoVen in the event the Borrower and/or the Guarantor contracts, creates. incurs, assumes or suffers to exist any Further Indebtedness in any manner whatsoever, except (i) as specifically permitted under this Agreement or (ii) as maybe specifically approved in writing by Innoven ; or (iii) trade liabilities and guarantees etc assumed in the normal course of business (but excluding any liabilities or guarantees relating to Indebtedness from any financial institutions) 7 2 Affirmative Covenants. The Borrower hereby covenants and agrees that until the Obligations of the Borrower under this Agreement are fully paid off-to the satisfaction of InnoVen the Borrower shall comply with the following: 7 2 1 The Borrower shall maintain its existence, corporate or otherwise, and right to carry on business and operations and ensure that it has the appropriate, requisite Consents and is duly qualified to conduct its business and operations as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises, consent, approvals, and rights necessary for the conduct of its business and operations in such jurisdictions. 7 2 2 The Borrower shall comply with all its obligations under each Loan Document. 7 2 3 The Borrower shall promptly obtain all necessary Consents, and shall maintain and comply with the terms of all such Consents, as maybe necessary for entering into or performing its obligations under this Agreement and the other Loan Documents or for conducting its business and operations. 7 2.4 The Borrower shall use the proceeds of the Term Loan for the Purpose as specified in Schedule 1 Part 1 hereunder InnoVen BORROWER GUARANTOR 10

7 2 5 The Borrower shall ensure that, save as otherwise provided in this Agreement and the other Loan Documents, its obligations under this Agreement and the other Loan Documents do and will rank above and prior to all its other present and future obligations. 7.2 6 The Borrower shall make, and cause each of its subsidiaries to make, timely payment of all Taxes and shall file all relevant Tax returns when due The Borrower shall deliver to InnoVen, on demand, appropriate certificates attesting to such payments The Borrower shall at all times materially comply with all applicable Laws. 7 2 7 The Borrower shall obtain the prior written approval of InnoVen for any change or replacement of its existing auditors, if the proposed auditor is not one of the Big Four Auditors 7 2 8 The Borrower shall keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location, and as InnoVen may reasonably request Insurance policies shall be in a form and with companies that are satisfactory to InnoVen. The Borrower shall comply with ail the conditions of the insurance policies taken by it, and shall promptly pay all premium and other sums payable for the aforesaid purpose. The Borrower agrees that, in the event of failure on the part of the Borrower to insure the assets or to pay the insurance premium or other sums referred to above, InnoVen may at its sole discretion get the assets insured or pay the insurance premium and other sums referred to above, as the case may be and take such other actions as InnoVen may deem prudent The Borrower shall repay all such payments made to the insurance companies by InnoVen in connection with insuring the assets of the Borrower. The Borrower shall deliver to InnoVen promptly and in no event. later than the period specified in Schedule 1 Part 1 hereof, certified true copies of all policies of insurance. 7 2 9 Borrower shall mortgage any immovable property, held by the Borrower as on the Closing Date and not mortgaged to InnoVen as on that date, in favor of InnoVen in such form and manner as may be decided by InnoVen Such mortgage shall be pari passu with the ICICI Security. 7 2 10 So long as any monies remain due and outstanding to InnoVen under the Loan Documents, the Borrower undertakes to notify InnoVen in writing of all its acquisitions of immovable properties or rights therein, and as soon as practicable thereafter and in no event later than 30 days from such acquisitions, to make out a marketable title to the satisfaction of InnoVen and mortgage the same in favor of InnoVen and ICICI Bank and such other bank and financial institution from whom the Borrower has availed a credit facility InnoVen BORROWER GUARANTOR 11

7 2 11 Borrower shall (i) protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise InnoVen in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without InnoVen’s written consent. 7 2 12 From the date hereof and continuing through the termination of this Agreement, the Borrower shall make available to InnoVen, without expense to InnoVen, in accordance with Clause 7 2.14.2 , Borrower’s books and records, to the extent that InnoVen may deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against InnoVen with respect to any Collateral or relating to the Borrower and/or the Guarantor and / or the Target Company. 7 2 13 The Borrower shall ensure that no actions are performed by the Borrower, which would result in any of the representations and warranties of the Borrower under this Agreement from being breached or rendered false, inaccurate or misleading 7 2 14 Records and Inspection: 7.2 14 1 The Borrower shall keep and maintain in accordance with good business practice and applicable Laws, all statutory books, books of accounts, bank statements and other records of the Borrower relating to the Term Loan availed under this Agreement. 7 2.14.2 The Borrower shall where applicable: (i) permit InnoVen and its authorized representatives to carry out technical, financial and legal inspections of its assets and projects and to visit and examine any such assets including the assets comprising the Collateral, and inspect records and documents relevant to the performance of the Obligations of the Borrower under this Agreement and under the other Loan Documents. Any such representative of InnoVen shall, with a prior written notice of 7 (Seven) days, have free access at all reasonable times to the assets, the place/s at which such assets are situated and shall receive full co-operation and assistance from the Borrower and its employees; (ii) Upon the occurrence of an Event of Default, permit any whole-time officer of InnoVen or a qualified practicing auditor to examine the Borrower’s books and records and shall provide all facilities to enable any technically qualified Person engaged by InnoVen to report on the business and operations of the Borrower at any time 7 2 14 3 Reasonable cost of inspection, including costs incurred towards travel and all other expenses shall be borne and payable by the Borrower to InnoVen. 7 2.15 Borrower shall execute any further instruments and take further action as InnoVen may reasonably request to perfect or continue InnoVen’s Lien in the Collateral, InnoVen’s InnoVen BORROWER GUARANTOR 12

rights under the Guarantee and the Deed of Pledge or to effect the transactions contemplated under the Loan Documents 7 2 16 The Borrower shall permit InnoVen to use the Borrower’s logo in InnoVen’s marketing material 7 3 Negative Covenants. The Borrower hereby covenants and agrees that until all the Obligations of the Borrower under this Agreement and / or the other Loan Documents are fully discharged and performed to the satisfaction of InnoVen, the Borrower shall not, without the prior written approval of InnoVen: 7 3.1 Use the Term Loan for anything other than the Purpose stated in Schedule 1 Part 1. 7 3 2 Engage in or permit any of its subsidiaries to engage in any business other than the businesses currently (as on the Effective Date) engaged in by Borrower and such subsidiary, as applicable, or reasonably related thereto, either alone or in partnership or joint venture with any other Person, nor acquire any ownership interest in any other entity or Person or enter into, any profit-sharing or royalty agreement or other similar arrangement whereby the Borrower’s income or profits are. or might be, shared with any other entity or Person, except any such profit-sharing or royalty agreement in the ordinary course of business, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person. However, InnoVen shall allow any acquisition of any ownership interest in any other entity or Person within 10 Business Days of intimation and in no event later than at least 14 Business Days prior to the anticipated date of such acquisition by the Borrower, pursuant to this Clause 7 3.2. failing which the Borrower shall have the discretion to prepay the entire outstanding Term Loan, without Prepayment Fees, in accordance with this Agreement. 7 3 3 Contract, create, incur, assume or suffer to exist any Indebtedness in any manner whatsoever except as specifically permitted under this Agreement or as maybe specifically approved in writing by InnoVen Provided however that in case InnoVen does not allow or denies any forms of Indebtedness then the Borrower shall have the discretion to prepay the entire outstanding Term Loan, with Prepayment Fees, in accordance with this Agreement However, if the proposed Indebtedness is in the form of issuance of any convertible debt which is junior to the debt provided to the Borrower under this Agreement which InnoVen does not allow or denies within a period of 7 Business days of receiving the relevant intimation from the Borrower, then the Borrower shall have the discretion to prepay the entire outstanding Term Loan, without Prepayment Fees, in accordance with this Agreement. It is to be clarified that Borrower shall not be required to obtain any approval of InnoVen in the event it seeks to procure the Indebtedness upto the amount of INR 250.000 000 (Indian Rupees Two Hundred and Fifty Million only) and if such Indebtedness is junior to the Term Loan InnoVen BORROWER GUARANTOR 13

7 3 4 Pay any commission to its promoters, directors, managers or other persons for furnishing guarantees, counter guarantees or indemnities or for undertaking any other liability in connection with any Indebtedness incurred by the Borrower or in connection with any other obligation undertaken for or by the Borrower 7.3.5 Undertake or permit any re-organization, re-capitalization, liquidation, dissolution, merger, de-merger, consolidation, scheme or arrangement or compromise with its creditors or shareholders or effect any scheme of amalgamation or reconstruction. 7 3.6 Make any investments whether by way of loans, or investments in share capital or otherwise, except investments by way of loans or otherwise made in any Affiliate and joint ventures of the Company, in any concern or provide any credit or give any guarantee, indemnity or similar assurance or surety exceeding an amount of INR 20,000,000 (Rupees Twenty Million only), except as specifically permitted under this Agreement or as may be specifically approved by InnoVen in writing which approval. 7.3 7 Reduce its capital or quasi equity (i.e. loans taken from other group entities) 7 38 Except as specifically permitted under this Agreement, create or permit to subsist any Encumbrance (save and except for securing borrowings for working capital requirements in the ordinary course of business, up to the limit as may be approved by InnoVen in writing) or any type of preferential arrangement (including retention arrangements or escrow arrangements having the effect of granting security), in any form whatsoever on any of the Collateral or the Intellectual Property and the Intellectual Property Rights of the Borrower or (whether voluntarily or involuntarily) sell, transfer, grant lease or otherwise dispose of or deal with (or agree to do any of the foregoing at any future time), all or any of the Collateral or the Intellectual Property and the Intellectual Property Rights of the Borrower 7 3 9 Enter into or renew any transaction or arrangement with any Related Parties, unless entered into in ordinary course of business. 7 3 10 Change its financial year, accounting methods or policies or amend or modify its Memorandum or Articles of association or such other similar constitutional documents, if any. except pursuant to any requirement of law, provided that InnoVen shall not withhold, deny or delay its consent unreasonably. 7 311 Make any change to its board of directors unless such change is in relation to the nomination of directors to its board by the existing investors pursuant to their right to nominate directors under the Articles of Association or the shareholders agreement(s) entered into by and between the existing investors and the Borrower or is mandated by the prevailing law, for which consent shall not be unreasonably withheld by InnoVen Make any change of the Key Managerial Personnel, unless such change has been approved by the board of directors of the Borrower InnoVen BORROWER GUARANTOR 14

7 4 Financial Covenants 7.4 1 From the month of September 2017 till Second Tranche Maturity Date, the Borrower alongwith all the group entities shall ensure: 7 4.1.1 a minimum consolidated unencumbered cash balance of USD 20,000,000 (Twenty Million Dollars Only) is maintained at the end of each month; If the liquidity level mentioned in Clause 7.4.1.1 is breached for any month, the Borrower shall ensure that the consolidated net cash outflow of the Group during the next month shall be less than or equal to USD 2,500,000 (Two Million and Five Hundred Thousand Dollars Only) per month until such month end when the unencumbered cash balance is reinstated to USD 20,000,000 (Twenty Million Dollars Only) or more. It is clarified that the maintenance of liquidity level in accordance with 7 4.1.1 shall be tested at the end of every month 7.5 The Borrower acknowledges, agrees and confirms that: 7 5.1 If, at any time during the subsistence of this Agreement and till such time the Obligations of the Borrower are completely discharged, InnoVen is of the opinion that (i) the Collateral provided for the Term Loan has become inadequate to cover the Term Loan then outstanding; and/or (ii) the Guarantor is in a position that it would be unable to meet its obligations under the Guarantee; and/or (ii) the Borrower / Target Company is in a position that it would be unable to meet its obligations under the Deed of Pledge, then, on InnoVen advising the Borrower to that effect, the Borrower shall, provide and furnish to InnoVen, to the satisfaction of InnoVen such additional security as may be acceptable to InnoVen to cover such deficiency 7 5.2 In the event of any breach of any representation, warranty, covenant or agreement made or given by the Borrower under or pursuant to this Agreement or the other Loan Documents, the Borrower shall indemnify and hold harmless InnoVen to the extent of any or all the direct losses and or damages suffered or incurred by InnoVen resulting from or consequent upon or relating to such breach of representation, warranty, covenants or agreement. 8 REPRESENTATIONS AND WARRANTIES 8.1 The Borrower makes the representations and warranties as set out in Schedule 2 hereunder 8.2 The Borrower hereby expressly represents and warrants that each of the representations and warranties set out in Schedule 2 of this Agreement is true and accurate as on date of this Agreement and shall continue to be true and accurate as on the First Closing Date and the Second Closing Date, and nothing contained in the said representations and warranties is / InnoVen BORROWER GUARANTOR 15 will be misleading or designed to create an inaccurate, incomplete or false picture as on the Effective Date as well as the First Closing Date and the Second Closing Date. 9 EVENTS OF DEFAULT 9 1 Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement: 9 1 1 Default in the payment of any monies in respect of the Term Loan on the Due Dates (whether at stated maturity, by acceleration or otherwise) or in the discharge of any of the Obligations of the Borrower and/or the Guarantor and / or Target Company under this Agreement or obligations under the Loan Documents and such Default has continued for five consecutive business days. 9 1 2 Breach of any material representation and / or warranty of the Borrower. 9.1.3 Violation or breach of any covenant or default in the performance of any covenant, condition or agreement on the part of the Borrower under this Agreement or any other Loan Documents and such breach or violation results in Material Adverse Change. 9.1 4 Any information or detail provided by the Borrower in its credit application, in the documents and other information furnished by or on behalf of the Borrower to InnoVen and/or the Guarantor to InnoVen is or becomes untrue, incorrect or misleading, or a material representation, warranty or statement made in or in connection with this Agreement or any other Loan Documents by the Borrower or any other Person, is untrue, incorrect or misleading in any respect 9.1.5 Any impairment or depreciation in the value of the Collateral except in ordinary course of business. 9 1.6 Any breach by the Borrower of its obligations with respect to insurance coverage of the Collateral under this Agreement or the other Loan Documents However, it is clarified that the breach of obligations under other insurances maintained by the Borrower shall not be construed as an Event of Default under this Section. 9 1 7 The Borrower and/or the Guarantor and / or the Target Company has voluntarily or involuntarily become the subject of proceedings under any bankruptcy or insolvency law, or is or will be voluntarily or involuntarily dissolved, becomes bankrupt or insolvent or if the Borrower and/or the Guarantor and / or Target Company has taken or suffered any action for its reorganization, liquidation or dissolution or insolvency or bankruptcy or if a receiver or liquidator has been appointed or allowed to be appointed of all or any part of the assets of the Borrower and/or Guarantor / Target Company or if an attachment or restraint has been levied on the Borrower’s / Guarantor’s / Target Company’s assets, or the Collateral (or any part thereof) or certificate proceedings have InnoVen BORROWER GUARANTOR 16 been taken or commenced for recovery of any dues from the Borrower and/or the Guarantor and / Target Company or if one or more judgments or decrees have been rendered or entered against the Borrower and/or the Guarantor and / or Target Company and such judgments or decrees are not vacated, discharged or stayed for a period of 90 (Ninety) days, and such judgments or decrees involve in the aggregate, a liability which could have a Material Adverse Change 9 18 lf, in the opinion of InnoVen, the Collateral is at risk or ceases to have effect or if any of the Loan Documents furnished becomes illegal, invalid, unenforceable or otherwise fails or ceases to be in effect or fails or ceases to provide the benefit of the Lien, rights, powers, privileges or security interests purported or sought to be created thereby or if any such Loan Documents is assigned or otherwise transferred, amended or terminated, repudiated or revoked without the approval of InnoVen. 9 1 9 Any Government takes or threatens any action: (i) for the dissolution / liquidation / winding up of the Borrower and/or the Guarantor and / or the Target Company, or any action which deprives or threatens to deprive the Borrower and/or the Guarantor and / or the Target Company: (a) from conducting any of its businesses or carrying out its operations in the manner it is being conducted or carried out. or (b) of the use of any of its assets or of the Collateral (or any part thereof); (ii) to revoke or terminate or to refuse to provide or renew any Consent or to impose onerous conditions in connection with any Consent or (iii) regulating or imposing any limits on returns achievable or prices charged by the Borrower and/or the Guarantor in connection with their respective business; which, in each case, could have a Material Adverse Change. 9 110 Any Change in Control (either directly or indirectly) of the Borrower and/or the Guarantor / Target Company, without the prior written approval of InnoVen which approval shall not be unreasonably withheld by InnoVen 9 111 The performance of any of the obligations of the parties under the Loan Documents becomes unlawful or illegal. 9 1.12 This Agreement and/or any other Loan Document or any provisions thereof are required by any Law to be amended, waived or repudiated which could have a material adverse effect on the Obligations 9.1 13 Any obligation under this Agreement and/or any other Loan Document is rendered invalid, void, illegal, unenforceable or is repudiated by such Person (other than InnoVen) 9 1 14 An event of default howsoever described occurs under any other agreement or document relating to any Indebtedness of the Borrower and/or the Guarantor and / or any subsidiaries of the Borrower or if any other lenders of the Borrower and/or the Guarantor and /or any subsidiary of the Borrower including financial institutions InnoVen BORROWER GUARANTOR 17 or banks with whom the Borrower and/or the Guarantor has entered into agreements for financial assistance have refused to disburse, extend, or have cancelled or recalled its/their assistance or any part thereof It is hereby clarified that this Clause 9 1 14 shall be applicable to the Target Company only when the Borrower acquires 100% of the issued and paid up capital in the Target Company 9 115 If the Borrower and/or the Guarantor / Target Company ceases or threatens to cease to carry on any of their respective businesses or gives notice of its intention to do so or if all or any part of the assets of the Borrower and/or the Guarantor / Target Company required or essential for its business or operations are damaged or destroyed, or if the Collateral (or any part thereof) are damaged or destroyed, or there occurs any change from the date of this Agreement in the general nature or scope of the business, operations, management or ownership of the Borrower and/or the Guarantor / Target Company or one or more events, conditions or circumstances (including any change in Law), which could have a Material Adverse Change 9 116 The occurrence of a Material Adverse Effect or the occurrence of one or more events, conditions or circumstances (including any change in Law), which could result in a Material Adverse Change 9 2 The Borrower shall promptly notify InnoVen in writing upon becoming aware of any Event of Default and any event which may constitute (or, with the giving of notice lapse of time, determination of materiality or satisfaction of other conditions, would be likely to constitute) an Event of Default and the steps, if any, being taken to remedy it 10 INNOVEN’S RIGHTS AND REMEDIES 10.1 Upon occurrence of (a) an Event of Default relating to payment of any monies in respect of the Term Loan or Loan Documents, after giving 7 (Seven) business days prior notice (b) in case of any other Event of Default, after giving 21 (Twenty one) days prior notice (“Cure Period”) to the Borrower, and without prejudice to the rights and remedies available to InnoVen under this Agreement or under Law or equity, InnoVen shall at its option be entitled to take any or all of the following actions: 10 1.1 terminate the Term Loan and declare all Obligations under this Agreement and obligations under the Loan Documents immediately due and payable (provided that if any of the Events of Default under Section 9.1 6 occurs, then all Obligations under this Agreement and obligations under the Loan Documents will become immediately due and payable without any action by InnoVen); and/or 10 12 stop advancing money or extending credit for Borrower’s benefit under this Agreement or any other agreement between the Borrower and InnoVen, and terminate the right of the Borrower to avail of or make drawals from the Term Loan; InnoVen BORROWER GUARANTOR 18

10 13 declare InnoVen’s Lien in the Collateral, in terms of this Agreement and / or the other Loan Documents to be enforceable, and InnoVen or such other Person in favor of whom such Lien in the Collateral or any part thereof is created shall have, inter alia, the following rights (notwithstanding anything to the contrary in this Agreement and/or the other Loan Documents) (i) to enter upon and take possession of the assets comprised within the Collateral, and / or (ii) to transfer the assets comprised in the Collateral, by way of lease, leave and license, sale or otherwise and / or (iii) to reclaim, recover, maintain, repair, store, prepare and I or advertise for sale and sell the Collateral; and/or (iv) to invoke the guarantees provided pursuant to the Guarantee; and/or (v) to invoke the Deed of Pledge; and/ or 10.1 4 settle or adjust disputes and claims directly with account debtors for amounts due and if InnoVen considers advisable, notify any Person owing money to the Borrower, of InnoVen’s security interest in such monies and verify the amounts of such Receivables After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for InnoVen, and, if requested by InnoVen, Borrower shall immediately deliver such receipts to InnoVen in the form received from the account debtor, with proper endorsements for deposit; and/ or 10 15 demand and receive Borrower’s books of accounts; and/ or 10 1 6 take any action permitted under the Applicable Law that InnoVen may in its sole discretion deem appropriate; and/or 10 17 take any and all actions to enforce / invoke the obligations of the Guarantor under the respective Guarantee, in terms of this Agreement and / or the other Loan Documents; and/or 10 1 8 take any and all actions to enforce / invoke the obligations of the Borrower under the Deed of Pledge, in terms of this Agreement and / or the other Loan Documents. 10.2 In addition to the rights specified in Section 10 1 above, upon occurrence of any Event of Default, InnoVen shall, where applicable, have a right to review the management set up or organization of the Borrower, and if deemed necessary by InnoVen, require the Borrower to restructure such set up or organization to the satisfaction of InnoVen. The Borrower hereby agrees to comply with all such requirements and directions of InnoVen 10 3 Notwithstanding any termination pursuant to the aforesaid provisions or for any other reason, all the provisions of this Agreement pertaining to the benefit or protection of InnoVen and its interests shall continue to be in full force and effect as specifically provided in this Agreement. 10.4 All Expenses incurred by InnoVen including in connection with, (i) preservation or enforcement of the Collateral (whether then or thereafter existing); (ii) collection of amounts due under this InnoVen BORROWER GUARANTOR 19

Agreement and the other Loan Documents, shall be borne by the Borrower; and (iii) any investigation or enquiry carried out by InnoVen in accordance with this Agreement. 10.5 Power of Attorney. Borrower hereby irrevocably appoints InnoVen as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any cheque or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (c) settle and adjust disputes and claims about the Receivables directly with account debtors, for amounts and on terms InnoVen determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies: (e) pay, contest or settle any Lien, or Encumbrance, in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of InnoVen or a third party as permitted under Law, Borrower hereby appoints InnoVen as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full. InnoVen’s foregoing appointment as Borrower’s attorney-in-fact, and all of InnoVen’s rights and powers, coupled with an interest, are irrevocable until and upto all Obligations under this Agreement and obligations under the Loan Documents have been fully repaid and performed 10 6 So long as InnoVen complies with reasonable and standard practices regarding the safekeeping of the Collateral in the possession or under the control of InnoVen, InnoVen shall not be liable or responsible for: (a) the safekeeping of the Collateral, (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier. warehouseman, bailee, or other Person Borrower shall bear all risk of loss, damage or destruction of the Collateral. 11 AMENDMENTS AND WAIVERS Any provision of this Agreement may be amended or waived if, and only if such amendment or waiver is in writing and duly signed by both Parties. No waiver by InnoVen of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. No delay in exercising or omitting to exercise any right, power or remedy accruing to InnoVen upon any default or otherwise under this Agreement and / or the other Loan Documents shall impair any such right, power or remedy or shall be construed to be a waiver thereof or any acquiescence in such default, nor shall the action or inaction of InnoVen in respect of any default or any acquiescence by it in any default, affect or impair any right, power or remedy of InnoVen in respect of any other default. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative. 12 INDEMNIFICATION InnoVen BORROWER GUARANTOR 20

Borrower hereby expressly agrees to indemnify, defend and hold InnoVen and its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing InnoVen harmless against (i) all obligations, demands, claims, and liabilities (collectively “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all direct losses or Expenses incurred, or paid by InnoVen from, following, or arising from transactions between InnoVen and the Borrower (including attorney’s fees and expenses), except for Claims and / or losses directly caused by InnoVen’s gross negligence or willful misconduct. The Borrower shall have the right to defend, any legal proceedings initiated by a third party in connection with such Claims, provided that if InnoVen also wants to defend the Claim, then the Borrower and InnoVen shall jointly defend such Claim 13 MISCELLANEOUS 13 1 Notices. Unless otherwise provided herein, all notices or other communications to be given shall be made in writing and by letter or facsimile transmission (save as otherwise stated) and shall be deemed to be duly given or made, in the case of personal delivery, when delivered; in the case of facsimile transmission, provided that the sender has received a receipt indicating proper transmission, when dispatched, or, in the case of a letter, 3 (Three) Business Days after being deposited in the post (by registered post, with acknowledgment due), postage prepaid, to such party at its address or facsimile number specified herein or at such other address or facsimile number as such party may hereafter specify for such purposes to the other by notice in writing. The addresses referred to above are: (i) In the case of a notice to InnoVen: INNOVEN CAPITAL INDIA PRIVATE LIMITED 12th Floor, Express Towers, Nariman Point, Mumbai 400021 Telephone: +91 22 6744 6516/ +91 22 6744 6512 Facsimile: +91 22 6744 6565 Marked to the attention of: Ms. Suhani Chhaparwal (ii) In the case of a notice to the Borrower: At the address specified under Schedule 1 Part 1 hereunder 13 1 1 A notice or other communication received on a day other than a Business Day, or after business hours in the place of receipt, shall be deemed to be given on the next following Business Day in such place 13 1.2 The address or facsimile numbers for serving notices can be changed by any Party by properly serving notices on the other Parties informing them of the changes of address. InnoVen BORROWER GUARANTOR 21

13 13 In the event that a Party refuses delivery or acceptance of a notice, request or other communication, under this Agreement, it shall be deemed that the notice was given upon proof of the refused delivery, provided the same was sent in the manner specified in this Agreement 13 14 The Borrower acknowledges and confirms that notice, if any, provided by InnoVen as specified herein above or in any other manner whatsoever, of any changes in interest rate(s), charges, costs etc, or any notice from InnoVen for payment of amounts at such changed rate(s), shall be treated by the Borrower as sufficient and reasonable notice to the Borrower and InnoVen is not bound to issue any further notice of such changes to the Borrower 13.2 Confidentiality. InnoVen shall exercise care while handling any information which has been expressly indicated by the Borrower to be confidential information However, the Borrower acknowledges and accepts that InnoVen shall be entitled to disclose such information (i) to InnoVen’s subsidiaries or Affiliates on a need to know basis, (ii) to prospective transferees or purchasers of any interest in the Term Loan, and (iii) as required by Law or any Government order or direction including disclosure as maybe necessary to perform or fulfill any requirement specified by the RBI, (iv) as deemed appropriate by InnoVen, in its sole discretion, while exercising its remedies under this Agreement or the other Loan Documents or while protecting its interests under the Loan Documents It is hereby clarified that confidential information shall not include information: (i) that is in the public domain; (ii) that was previously known to InnoVen; (iii) that was disclosed to InnoVen by a third party without any obligations of confidentiality; and (iv) information disclosed to InnoVen without confidential or proprietary restriction 13.2.1 Notwithstanding anything contained in Section 13.2 above, in the Event of Default in payment of any Obligation of the Borrower under this Agreement, InnoVen shall have an unqualified right to disclose or publish the details of the default and the name of the Borrower and of its directors as defaulters in such manner and through medium as InnoVen / RBI / CIBIL and/or any other credit sharing agency authorized in this behalf by the RBI 13.2 2 The Borrower hereby agrees and gives consent for the disclosure by the lender / RBI / CIBIL and/or any other credit sharing agency authorized in this behalf by the RBI, of all information and data relating to the Borrower or to the Facility or defaults, if any, as InnoVen may deem to be appropriate or necessary to CIBIL, or any institution or any other agencies authorized in this behalf by the RBI. 13 2.3 The Borrower hereby further agrees that: (i) CIBIL, or any institution or any other agency so authorized by the RBI may use, process the said information and data disclosed by InnoVen; and InnoVen BORROWER GUARANTOR 22

(ii) CIBIL, or any institution or any other agency may furnish on consideration, the processed information and data or products thereof prepared by them to banks, financial institutions and other credit grantors as may be specified by the RBI and/or in this behalf 13.2.4 Nothing contained herein shall effect the confidentiality obligations of InnoVen as provided for under this Section 13.2. 13 3 Governing Law This Agreement and the other Loan Documents shall be governed by and construed in accordance with the Laws of India 13.4 Dispute Resolution. This Agreement and its performance shall be governed by and construed in all respects in accordance with the laws of the Republic of India Any dispute relating to the Term Loan hereunder, or in respect of any rights, liabilities and obligations arising out of this Agreement shall be resolved by arbitration by a sole arbitrator appointed by both Parties. If the Parties are unable to decide on a sole arbitrator, then each of the parties shall appoint one arbitrator, and the two appointed arbitrators shall, in conjunction, appoint a third arbitrator, who shall preside over the arbitration The arbitration proceedings shall be carried out in accordance with the provisions laid down under the rules of the (Indian) Arbitration and Conciliation Act, 1996 and follow the procedure laid down under the rules enacted thereunder, and the place of arbitration shall be Mumbai. India The arbitration proceedings shall be conducted in the English language. The Parties shall equally share the costs of the arbitrator’s fees, but shall bear the costs of their own legal counsel engaged for the purposes of the arbitration. The Parties agree that the arbitrators appointed pursuant to this Section 14.4 shall have the right to apportion cost. 13.5 Survival All covenants, representations, warranties of the Borrower under this Agreement shall continue in full force and effect until all Obligations under this Agreement and obligations under the Loan Documents have been satisfied. The indemnification obligations of the Borrower shall also survive termination of this Agreement and shall be deemed to be continuing and in full force and effect, subject to applicable Law Further, all Sections of this Agreement, which are expressly stated as surviving termination of this Agreement, shall survive the termination of this Agreement. 13.6 Time is of Essence. Time is of the essence for the performance of all Obligations in this Agreement and the other Loan Documents. 13.7 Severability. Any provision in this Agreement, which is or may become prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in the same or any other jurisdiction Without prejudice to the foregoing, the Parties will immediately negotiate in good faith to replace such provision with a proviso, which is not prohibited or unenforceable and has, as far as possible, the same commercial effect as that which it replaces InnoVen BORROWER GUARANTOR 23

13 8 Counterparts. This Agreement may be signed in counterparts as necessary, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument 13.9 Attorney’s Fees. Costs and Expenses. In any action or proceeding between the Borrower and InnoVen arising out of or relating to the Loan Documents., the prevailing Party shall be entitled to recover its attorney’s fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled 13 10 Assignability. 13 10 1 The Borrower shall not assign or transfer all or any of its rights, benefits or obligations under this Agreement and the other Loan Documents without prior written approval of InnoVen. InnoVen may. however, at any time, assign or transfer all or any of its rights, benefits and obligations under this Agreement and the other Loan Documents. Notwithstanding any such assignment or transfer by InnoVen, the Borrower shall, unless otherwise notified by InnoVen. continue to make all payments under this Agreement and the other Loan Documents to InnoVen. 13 10 2 Without prejudice to the aforesaid provision, InnoVen may (at its sole discretion), without notice to the Borrower, share the credit risk of the whole or a part of the Term Loan with any other bank or financial institution by way of participation. Notwithstanding such participation, all rights, title, interests, special status and other benefits and privileges enjoyed or conferred upon or held by InnoVen under this Agreement and the other Loan Documents shall remain valid, effective and enforceable by InnoVen on the same terms and conditions and the Borrower shall continue to discharge in full all its obligations in favor of InnoVen. The Borrower shall not have and shall not claim any privity of contract with such participating bank or financial institution on account of any reason whatsoever 13.10 3 Any assignment by InnoVen in accordance with Sections 13.10 1 and 14 102 shall be subject to the following: (i) In case of prepayment, the restrictions specified in Section 9 of Schedule 1 Part 1 hereunder shall not apply and the Borrower shall not be liable to pay any Prepayment Fees; and (ii) InnoVen shall not be entitled to assign the Loan Documents including specifically its rights, benefits and obligations thereunder to a Competitor 13.11 Term. This Agreement shall become effective from the date of its execution and shall be in full force and effect till all the Obligations of the Borrower under this Agreement and the Loan Documents are fully paid off and discharged to the satisfaction of InnoVen 13.12 Entire Agreement. This Agreement and all exhibits, gnnexure(s) and schedules hereto embody the complete agreement and understanding among the Parties with respect to the matters InnoVen BORROWER GUARANTOR 24 covered therein and supersede and preempt any prior understandings, agreements or representation by or among the Parties, written or oral, which may have related to such matters. [Signature page follows] InnoVen BORROWER GUARANTOR 25

IN WITNESS WHEREOF, each of the aforenamed Parties has signed and executed this Agreement, and all the original copies hereto, on the date first above written. FOR INNOVEN NAME: DESIGNATION : PLACE I DATE: BORROWER NAME: ALOKVA1SH DESIGNATION: CFO PLACE :GURGAON DATE: GUARANTOR NAME: ALOKVAISH DESIGNATION: CFO PLACE : GURGAON DATE: InnoVen BORROWER GUARANTOR 26

APPENDIX 1 DEFINITIONS AND CONSTRUCTION 1.1 Definitions: In this Agreement, the following terms when capitalized shall have the meaning set out as follows: 1.1.1 “Accounts Date” means March 31, 2017 1 1.2 “Agreement” or “Term Loan Agreement” means this Agreement entered hereto and as amended from time to time and shall include all the Schedules, Annexures and Exhibits to this Agreement 113 “Affiliate” of any Person is a Person that owns or Controls directly or indirectly the Person, any Person that Controls or is Controlled by or is under the common Control with the Person, and each of that Person’s senior officers who report to the board of directors, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. 114 Big Four Auditors” shall mean Pricewaterhouse Coopers, Deloitte Haskins & Sells, Ernst & Young and KPMG and their respective Indian affiliates 1 1 5 “Borrower” is as defined under Schedule 1 Part 1 to this Agreement. 1 1 6 “Business Day” means any day on which Banks are open for business in Mumbai, India, not being a Saturday, or a Sunday, or a public holiday 1 1.7 “Change in Control” shall be deemed to have occurred if any third party acquires Control over the Borrower 118 “CIBIL” means Credit Information Bureau (India) Limited. 119 “Collateral” is any and all properties, rights and assets of Borrower described under Section 10 of Schedule 1 Part 1. 11.10 “Competitor” shall mean any Person (“Subject Person”) engaged in the business of travel, holiday and hotel bookings or any other similar activity and shall include any Person who Controls the Subject Person or is Controlled by the Subject Person 1.1.11 “Confirmation Certificate” shall mean the certificate issued by the Borrower to InnoVen, in accordance with Section 2 hereunder 1 1 12 “Consent” means any permit, permission, license, approval, authorization, consent, clearance, waiver no objection certificate or other authorization of whatever nature InnoVen BORROWER GUARANTOR 27 and by whatever name called which is required to be granted by the Government, the RBI, or any other authority or under any applicable Law 1 1 13 “Control” (including, with its correlative meanings, the terms “is controlled by” or “under common control with”), as used with respect to any Person, means (i) in the case of corporate entities, direct or indirect ownership of more than 50% (fifty percent) of the stock or voting shares, and (ii) in the case of other entities, direct or indirect ownership of more than 50% (fifty percent) of the equity interest, and/or shall include (Hi) the power to direct the management and policies of a Person, whether by way of contract or otherwise. 1.1.14 “Cure Period” shall have the meaning ascribed to it under Section 10 1 of this Agreement 1 1.15 ‘Deed of Hypothecation” means the hypothecation agreement dated September 12, 2017, entered into between the Borrower and InnoVen for hypothecation of Hypothecated Goods by the Borrower in favour of InnoVen, pursuant to this Agreement 1116 “Deed of Pledge” means the pledge agreement dated September 12, 2017 entered into between the Borrower and InnoVen whereby the Borrower has pledged all the shares held by it in the Target Company in favour of InnoVen to secure its Obligations under this Agreement and the other Loan Documents. 1.1.17 “Default Rate” means an additional monthly interest of 1% (One percent) compounded on an annual basis on all unpaid amounts, calculated from the Due Date up to the date of payment of all amounts due under the Sanction Letter and this Agreement 1.118 “Disclosure Schedule” means the disclosure schedule containing exceptions to the representations and warranties of the Borrower set out in Schedule 2 hereto and annexed hereto as Schedule 3. 1 1 19 “Drawal Request” means the request made by the Borrower to InnoVen, in accordance with Section 2 of this Agreement 1.1.20 “Due Date” means the date(s) on which any amounts in respect of the Term Loan including principal, interest or other monies, fall due in terms of this Agreement and / or the other Loan Documents 1 1.21 “Encumbrance” shall mean any Lien, equitable interest, assignment by way of security, conditional sales contract, hypothecation, right of other Persons, claim. encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, commitment, restriction or limitation of any nature whatsoever, including restriction on use, voting rights, transfer, receipt of income or exercise of any other InnoVen BORROWER GUARANTOR 28 attribute of ownership, right of set-off, any arrangement (for the purpose of, or which has the effect of, granting security), or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same. 1.1.22 “Event of Default” means any of the Events of Default specified in Section 9 of this Agreement. 1 1 23 “Expenses” shall include all reasonable audit fees and expenses, costs and expenses (including attorney’s fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or insolvency / bankruptcy proceedings or in connection with any actions taken by InnoVen upon occurrence of an Event of Default) or otherwise incurred with respect to the Borrower and / or the Term Loan 1.1 24 “First Closing Date” shall, unless otherwise agreed to by InnoVen in writing, mean the date on which the Conditions Precedent for drawal of First Tranche under Section 12 of Schedule 1 Part 1 hereunder, are fulfilled by the Borrower to the satisfaction of InnoVen 1 1 25 “First Tranche” shall have the meaning ascribed to it in Section 3(A)(i) of Schedule 1 Part 1 herein 1 1 26 “Government” means the President of India, the Government of India, the Governor and the Government of any State of India, any Ministry or Department of the same and any authority exercising powers conferred by Law. 1 1.27 “Group” includes the Guarantor, Borrower, and their subsidiaries and any other entity under common control of the Guarantor or Borrower, from time to time. 1 1.28 “Guarantee” means the guarantee agreement dated September 12, 2017 entered into between the Guarantor, the Borrower and InnoVen whereby the Guarantor guarantees to fulfill all the Obligations of the Borrower, in the event, the Borrower fails to fulfill the Obligations, and is entered into pursuant to this Agreement and the other Loan Documents. 1 1.29 “Guarantor” means Yatra Online, Inc. a company incorporated under the laws of Cayman Island and having its registered office at c/o Maples Corporate Services Ltd., PO Box 309, Ugland House, Grand Cayman, KYI-1104 Cayman Islands 1 1 30 “Hypothecated Goods” shall have the meaning ascribed to such term in the Deed of Hypothecation. 1 1 31 “Indebtedness” means any indebtedness whatsoever of the Borrower at any time for or in respect of monies borrowed contracted to be borrowed or raised (whether.or not InnoVen BORROWER GUARANTOR 29 for cash consideration) or financial liabilities contracted by whatever means (including, without limitation, liabilities under guarantees, indemnities (provided to trade vendors and customers in the ordinary course of business), acceptance, credits, deposits, hire-purchase and leasing in the ordinary course of business, obligations evidenced by debentures, bonds or similar instruments). 1.1.32 “Intellectual Property” includes ideas, concepts, creations, discoveries, inventions, improvements, know how, trade or business secrets; trademarks, service marks, designs, domain names, utility models, tools, devices, models, methods, procedures, processes, systems, principles, synthesis protocol algorithms, works of authorship, flowcharts, drawings, books, papers, models, sketches, formulas, teaching techniques, proprietary techniques, research projects, and other confidential and proprietary information, databases, data, documents, instruction manuals, records, memoranda, notes, user guides; in either printed or machine-readable form, whether or not copyrightable or patentable or protectable under any other intellectual property law, or any written or verbal instructions or comments 1.1 33 ‘Intellectual Property Rights’ include (i) all rights, title, and interest under any statute or under common law including patent rights; copyrights including moral rights; and any similar rights in respect of Intellectual Property, anywhere in the world, whether negotiable or not; (ii) any licenses, permissions and grants in connection therewith; (iii) applications for any of the foregoing and the right to apply for them in any part of the world; (iv) right to obtain and hold appropriate registrations in Intellectual Property anywhere in the world and. (v) all extensions and renewals thereof (vi) causes of action in the past, present or future, related thereto including the rights to damages and profits, due or accrued, arising out of past, present or future infringements or violations thereof and the right to sue for and recover the same. 1 1 34 “Interest” shall mean the interest payable by the Borrower on the Term Loan at the rate and in accordance with the specific conditions set forth in Schedule 1 Part 1 hereunder 1.1.35 “Key Managerial Personnel” shall mean Dhruv Shringi,and Mr. Alok Vaish 1 1 36 “Law” includes all applicable statutes, enactments, acts of legislature or parliament, laws, ordinances, rules, bye-laws, regulations, notifications, guidelines, policies, directions, directives and orders of any Government, Governmental authority, statutory authority, tribunal, board, court or recognized stock exchange 1 1 37 “Last Date of Drawal” shall have the meaning ascribed to it in Section 2.1.2 of the Agreement 1 1 38 “Lien” is a lien, mortgage, deed of trust, charge, pledge, security interest or other Encumbrance InnoVen BORROWER GUARANTOR 30

1.1.39 “Loan Documents” include this Agreement credit application, Guarantee. Deed of Hypothecation, Deed of Pledge, and all other agreements, instruments, undertakings, indentures, deeds, writings and other documents (whether financing, security or otherwise, including without limitation any documents creating a Lien in favor of InnoVen) executed or entered into, or to be executed or entered into, by the Borrower or as the case may be. any other Person, in relation, or pertaining, to the transactions contemplated by, or under this Agreement and/or the other Loan Documents, and each such Loan Document as amended from time to time. 1 1.40 “Material Adverse Change” means (i) a material impairment, in the opinion of InnoVen, in the perfection of InnoVen’s Lien in the Collateral or in the value of such Collateral (ii) a material adverse change, in the opinion of InnoVen, in the business. operations or condition (financial or otherwise) of the Group; (iii) a material impairment of the prospect of repayment of any portion of the Obligations in the opinion of InnoVen. 1.1.41 “Maturity Date’(1) shall mean the earliest of (i) the maturity dates for the First Tranche or the Second Tranche specified under Schedule 1 Part 1 hereunder or (ii) the occurrence of an Event of Default 1.1 42 “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Expenses and other amounts Borrower owes InnoVen now or later, whether under this Agreement, the Loan Documents, including without limitation, , if any, and including interest accruing after insolvency proceedings begin and debts, liabilities, or obligations of Borrower assigned to InnoVen, and the performance of Borrower’s duties under the Loan Documents 1 1 43 “Permitted Lien” shall mean a Lien to any person other than InnoVen, expressly agreed to by InnoVen in writing pnor to the creation of such Lien, including any other lien that has been approved by InnoVen, which shall include but not be limited to: (a) Liens existing on the Effective Date and disclosed to InnoVen in writing; (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its books of accounts; 1 1 44 “Person” includes an individual, statutory corporation, company, body corporate, partnership, joint venture, association of persons, hindu undivided family (HUF), societies (including co-operative societies), trust, unincorporated organization, government (central, state or otherwise), sovereign state or any agency, department, authority or political subdivision thereof, international organization, agency or authority (in each case, whether or not having separate, legal personality) and shall include their respective successors and assigns and in case of an individual shall InnoVen BORROWER GUARANTOR 31 include his legal representatives, administrators, executors and heirs and in case of a trust shall include the trustee or the trustees for the time being. 1.1 45 “Promoter” shall refer to any individual/entity named as the promoter in the annual return of the Borrower or who exercises Control over the affairs of the company either directly or indirectly. 1.1.46 Purpose” means the purpose(s) for which the Term Loan has been granted to the Borrower by InnoVen and which is more particularly specified in Schedule 1 Part 1 hereof 1-1.47 RBI” means Reserve Bank of India. 1.1.48 “Receivables” shall include, without limitations, all accounts receivables and other sums owing to the Borrower. 1.1 49 “Related Party(ies)” shall mean any of the following: a any director, shareholder of the Borrower holding more than 5% (Five percent) of the fully paid up share capital of the Borrower and their respective Relative(s) (as the term “Relative” is defined under the Companies Act, 2013); and/or b any Affiliate and any associated enterprise (as defined under Section 92A of the Income Tax Act, 1961) of any of the foregoing including the Borrower 1.1.50 “Rupees” or “Rs.” or (H)INR(n) means Indian rupees, the lawful currency of India for the time being 1.1.51 “Sanction Letter(1) means the letter dated August 28, 2017 signed by the Parties specifying the terms on which the Term Loan is granted to the Borrower. 1.1 52 “Second Closing Date” shall, unless otherwise agreed to by InnoVen in writing, mean the date on which the Conditions Precedent for drawal of Second Tranche under Section 13 of Schedule 1 Part 1 hereunder, are fulfilled by the Borrower to the satisfaction of InnoVen. 1.1.53 “Second Tranche” shall have the meaning ascribed to it in Section 3(A)(ii) of Schedule 1 Part 1 herein. 1.1 54 “Target Company” means Air Travel Bureau Limited 1.1.55 “Taxes” means all present and future income and other taxes, levies, rates, imposts, duties deductions, charges and withholdings whatsoever imposed by any Government or authority having power to tax and all penalties, fines, surcharges, InnoVen BORROWER GUARANTOR 32 interest or other payments on or in respect thereof and “Tax” and “Taxation” shall be construed accordingly. 1 1.56 “Term Loan” means the loan made by InnoVen pursuant to Section 2.1 of this Agreement in accordance with the specific terms and conditions set forth under Schedule 1 Part 1 of this Agreement. 1 1 57 “Term Loan Amount” means the amount of Term Loan as specified under Schedule 1 Part 1 hereunder and extended by InnoVen to the Borrower under this Agreement and shall as the context may permit or require, mean any or each of such Term Loan or so much thereof as may be outstanding from time to time. 1 2 Construction: In this Agreement, unless the contrary intention appears, 12 1 A reference to: 1 2 11 “agreement / document I undertaking / deed / instrument I indenture / writing” includes all amendments made thereto from time to time as also all schedules, annexures and appendices thereto; an “amendment” includes a supplement, modification, novation, replacement or re-enactment and “amended” is to be construed accordingly; 12 12 “assets” includes all properties whatsoever both present and future, (whether tangible, intangible or otherwise), investments, including actual bank balances and deferred revenues, rights, benefits, interests and title of every description; 12 13 “authorization” includes an authorization, consent, clearance, approval permission, resolution, license, exemption, filing and registration; 1 2 1.4 “repayment” includes repaid, repayable, repay; 12 15 “Schedules” includes all Schedules to this Agreement; 12 16 a Sub-clause, Section or a Schedule of this Agreement shall denote a reference to such Sub-clause, Section or Schedule as specified, of this Agreement; 12 17 the singular includes the plural (and vice versa) 12 18 a gender shall include references to the female, male and neuter genders 12 2 The index to and the headings in this Agreement are inserted for convenience of reference only, and are to be ignored in construing and interpreting this Agreement. InnoVen BORROWER GUARANTOR 33

1 2.3 Reference to the words “include” or “including” shall be construed without limitation. The interpretation of general words shall not be restricted by words indicating a particular class or particular examples. 12 4 All approvals, permissions, consents or acceptance etc required from InnoVen for any matter under this Agreement shall require the prior and written approval, permission, consent or acceptance of InnoVen, unless otherwise specified. 1 2 5 The words ‘hereof, ‘herein’, and ‘hereto’ and words of similar import when used with reference to a specific Section or Sub-clause in, or Schedule to, this Agreement shall refer to such Section or Sub-clause in., or Schedule to this Agreement, and when used otherwise than in connection with specific Sections, Sub-clauses or Schedules, shall refer to this Agreement as a whole. 1 2.6 A reference to a “month” is a reference to a period starting on one day in a calendar month, and ending on the date immediately before the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last day in that calendar month 1 2 7 The word “drawals”, “draw” and “drawn” shall include disbursements / drawings from time to time under the relevant Term Loan and/or issuance of bank guarantees and / or letters of credit and / or co-acceptance / acceptance of bills by InnoVen 1 2.8 With respect to capitalized terms (i) all capitalized terms used but not specifically defined herein shall have the respective meanings ascribed to them under the relevant Schedule(s); (ii) all capitalized terms used but not specifically defined in a Schedule shall have the respective meanings ascribed to them in the main body of this Agreement or in the other relevant Schedule(s) 12 9 Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by reducing the period to the preceding Business Day if the last day of the period is not a Business Day; 1.2 10 Whenever any payment to be made or action to be taken under this Agreement is required to be made or taken on a day (“Scheduled Day”) other than a Business Day, such payment shall be made or action taken on the Business Day immediately preceding such Scheduled Day InnoVen BORROWER GUARANTOR 34

SCHEDULE 1 PART1 SPECIFIC DETAILS OF BORROWER AND TERM LOAN 1 DATE OF EXECUTION OF THIS AGREEMENT (“Effective Date”) The Twelfth Day of September, Two Thousand and Seventeen 2 DETAILS OF THE BORROWER Yatra Online Private Limited, a company within the meaning of the Companies Act, 1956 and having its registered office at B2, 202, 2nd Floor, Marathon Innova, Marathon Nextgen Complex, Off. Ganpatrao Kadam Marg. Lower Parel (W), Mumbai Maharashtra 400013 The expression “Borrower” shall, unless it be repugnant to the subject or context thereof, include its successors and permitted assigns 3 AMOUNT OF THE TERM LOAN The aggregate amount of the Term Loan shall be INR 495,000,000 (Rupees Four Hundred and Ninety Five Million Only) to be made available by InnoVen to the Borrower in 2 (Two) Tranches in the following manner (i) INR 320,000,000 (Rupees Three Hundred and Twenty Million Only) (“First Tranche”) and (ii) INR 175,000.000 (Rupees One Hundred and Seventy Five Million Only) (“Second Tranche”), respectively subject to the Borrower complying with the provisions of this Agreement and the other Loan Documents 4 MATURITY DATE AND LAST DATE OF DRAWAL Unless otherwise agreed to by InnoVen in writing, the right to make the drawal from the Term Loan for the First Tranche and the Second Tranche shall cease on September 15, 2017 (“Last Date of Drawal”) Unless otherwise agreed to by InnoVen in writing, the maturity date of the First Tranche of the Term Loan shall be the earlier of (i) January 01, 2020, or (ii) occurrence of an Event of Default (“First Tranche Maturity Date”). Unless otherwise agreed to by InnoVen in writing, the maturity date of the Second Tranche of the Term Loan shall be the earlier of (i) August 01, 2019 or (ii) occurrence of an Event of Default (“Second Tranche Maturity Date”). 5 PURPOSE OF THE TERM LOAN The Term Loan shall only be used for general corporate purposes. 6 BORROWER’S CONTACT DETAILS FOR NOTICES BORROWER: InnoVen BORROWER GUARANTOR 35

Yatra Online Private Limited, Address: 1101-03, Tower B, 11th Floor, Unitech Cyber Park, Sector-39, Gurgaon-122001 Attention: Mr Alok Vaish Telephone No : +91 124 3395575 Fax No +91 124 3395500 E-mail ID: alok.vaish@yatra.com 7 RATE OF INTEREST The Borrower shall pay to InnoVen interest on the principal amount of the Term Loan outstanding from time to time on the 1st (first) day of each calendar month. The outstanding Term Loan shall accrue interest on a monthly basis from the date of the disbursement of the relevant Tranche, as the case may be, at a fixed rate of 14 75% (Fourteen and seventy five percent) per annum (the “Interest”). 8 REPAYMENT Subject to Repayment Moratorium, the Borrower shall be obligated to repay the amounts under the Term Loan payable monthly till the applicable Maturity Date Provided further that on each of the Due Dates, the Borrower shall, without any notice or demand from InnoVen. repay / pay such amounts of the Term Loan which are due, together with all interest, costs, charges, expenses and other monies payable in respect of the Term Loan which is due and payable on such Due Date. The Borrower shall be provided a moratorium on the repayment of the principal amount ending on (i) November 30, 2017 for the First Tranche; and (ii) September 30, 2017 for the Second Tranche (“Repayment Moratorium”) It is clarified that the moratorium provided above is only with respect to repayment of the principal amount of the Term Loan and the Borrower shall be liable to pay the Interest to InnoVen during the respective repayment moratorium periods Provided further that the Borrower will have the option to prepay the outstanding amount after July 31, 2018 for the First Tranche and the Second Tranche giving InnoVen at least 15 (Fifteen) Business Days’ prior written notice Such prepayment shall attract prepayment fees of 1 5% (One Point Five percent) (“Prepayment Fees’) of the outstanding principal amount Any such notice of prepayment, once given, shall be irrevocable, and the Borrower shall be bound to make the prepayment of the amount(s) specified therein. For the avoidance of doubt, it is hereby clarified that the Borrower shall not be allowed to prepay the outstanding principal amount for First Tranche and Second Tranche prior to August 01. 2018. InnoVen BORROWER GUARANTOR 36

9 A FRONT END FEE

The Borrower shall pay to InnoVen a non-refundable front end fee equal to INR 3,200,000 (Rupees Three Million and Two Hundred Thousand only) on the First Closing Date and INR 1,750,000 (Rupees One Million and Seven Hundred Fifty Thousand only) on the Second Closing Date and such front end fee payable shall be exclusive of all applicable Taxes and statutory levies thereon.

10 SECURITY

10.1 Pursuant to Section 6 of the Term Loan Agreement, and to secure the performance of all the obligations of the Borrower under the Loan Documents, the Borrower hereby creates a Lien in the Collateral in favor of InnoVen. The Lien shall comprise of pari passu charge by way of hypothecation on the Hypothecated Goods (the "**Collateral**"). In addition to the above, (i) the Guarantor shall provide a continuing unconditional guarantee to secure the Obligations of the Borrower in terms of and pursuant to the Guarantee as well as the other Loan Documents and (ii) the Borrower shall pledge the shares held by it in the Target Company in terms of and pursuant to the Deed of Pledge as well as other Loan Documents.

10.2 The specific terms and conditions of the security interest and Lien created on the Collateral by the Borrower in favor of InnoVen, the guarantee to be provided by the Guarantor as well as the Deed of Pledge are set forth in the Deed of Hypothecation, the Guarantee and the Deed of the Pledge annexed to the Term Loan Agreement as Schedule 4, Schedule 5 and Schedule 6 respectively.

11 CONDITIONS PRECEDENT TO DRAWAL OF FIRST TRANCHE

InnoVen's obligation to extend the initial Advance to the Borrower is subject to the condition precedent that InnoVen shall have received, in form and substance satisfactory to InnoVen, such documents, and completion of such other matters, as InnoVen may reasonably deem necessary or appropriate, including, without limitation:

I. Borrower shall have delivered duly executed original signatures to the Term Loan Agreement and Loan Documents to which it is a party;

II. Borrower shall have delivered duly executed original signatures to the Deed of Hypothecation, the Guarantee executed by the Guarantor, the Deed of Pledge executed by the Borrower and the Target Company;

III. Borrower shall have delivered duly executed original signatures to the completed board resolutions authorizing the Borrower to perform its obligations;

IV. Borrower shall have delivered certified true copies of the Memorandum and Articles of Association of the Borrowers;

V. Borrower shall have delivered to InnoVen the request letter for the drawal of First Tranche;

37

InnoVen	BORROWER	GUARANTOR

INNOVEN CAPITAL INDIA PVT. LTD. YATRA ONLINE (P) LTD. GURGAON YATRA ONLINE (P) LTD. GURGAON

VI Borrower shall have delivered evidence satisfactory to InnoVen that the insurance policies required under the Term Loan Agreement hereof are in full force and effect; VII. Borrower shall have paid the fees set out in Section 10 of this Schedule 1 Part V, VIII Borrower shall have paid the legal invoice raised by Nishith Desai Associates with respect to legal expenses incurred in connection with the Term Loan Agreement and other Loan Documents IX. The Borrower shall have delivered to InnoVen a duly executed Confirmation Certificate (in accordance with Section 2.1.2) in the form provided in Schedule 1 Part 2 stating that the representations and warranties in Schedule 2 shall be true in all material respects on the date of the Confirmation Certificate and on the date of drawal; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no default or Event of Default shall have occurred and be continuing or result from the disbursal, X Upon InnoVen being satisfied with the declarations made in the Confirmation Certificate except as otherwise agreed between InnoVen and the Borrower., timely receipt of an executed Drawal Request (in accordance with Section 2.1.2) in the form provided in Schedule 1 Part 3, XI. In InnoVen “s sole opinion, there has not been a Material Adverse Change; and XII The Borrower shall have filed Form CHG-1 registering the charge in favour of InnoVen with the Registrar of Companies 12 CONDITIONS PRECEDENT TO DRAWAL OF SECOND TRANCHE InnoVen’s obligations to extend the Second Tranche to the Borrower is subject to the condition precedent that InnoVen shall have received, in form and substance satisfactory to InnoVen , such documents, and completion of such other matters, as InnoVen may reasonably deem necessary or appropriate, including, without limitation: I. Borrower shall have drawndown the First Tranche; II. Borrower shall have delivered to InnoVen the request letter for the Second Tranche; III. Borrower shall have paid the fees set out in Section 10 of this Schedule 1 Part 1; IV Borrower shall have delivered to InnoVen a duly executed Confirmation Certificate (in accordance with Section 2 12) in the form provided in Schedule 1 Part 2 stating that the representations and warranties in Schedule 2 shall be true in all material respects on the date of InnoVen BORROWER GUARANTOR 38 the Confirmation Certificate and on the date of drawal, provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no default or Event of Default shall have occurred and be continuing or result from the disbursal; V Upon InnoVen being satisfied with the declarations made in the Confirmation Certificate, except as otherwise agreed between InnoVen and the Borrower, timely receipt of an executed Drawal Request (in accordance with Section 2.1 2) in the form provided in Schedule 1 Part 3, VI In InnoVen’s sole opinion, there has not been a Material Adverse Change. VII. The Borrower has complied with all the financial covenants, specified in Section 7 5 of the Term Loan Agreement. InnoVen BORROWER GUARANTOR 39

SCHEDULE 1 PART 2 Form of Confirmation Certificate To. InnoVen Capital India Private Limited 12th Floor, Express Towers, Nariman Point, Mumbai 400021 Dear Sir This is with reference to Section 2.1.2 and further to Schedule 1 Part 1 of the Agreement entered into by InnoVen Capital India Private Limited (“InnoVen”) and Yatra Online Private Limited dated (“Agreement”). As required under the Agreement, we hereby state that (i) All the representations and warranties made by us under the Agreement are true and correct and continue to be valid. (ii) All the covenants stated by us under the Agreement are true and correct and continue to be valid. (iii) There has been no Material Adverse Change in the status of the Borrower since the date of the Agreement. (iv) The Borrower has been complying with all the terms and conditions of the Agreement. We agree to provide any additional documentary evidence in support of the representations made in this letter, if so desired by InnoVen. Thanks and regards, For Yatra Online Private Limited InnoVen BORROWER GUARANTOR 40

SCHEDULE 1 PART 3 Form of Drawal Request To, InnoVen Capital India Private Limited 12th Floor, Express Towers, Nariman Point, Mumbai 400021 Dear Sir. This is with reference to Section 2.1.2 and further to Schedule 1, Part 1 of the Agreement entered into by Yatra Online private Limited and InnoVen Capital India Private Limited (“InnoVen”) dated (“Agreement”). Based on the Confirmation Certificate attached to this Drawal Request, we request InnoVen Capital India Private Limited to kindly disburse the amount of Rs. (Rupees Only) (Amount in words) into our account, the details of which are given below Name of Beneficiary Yatra Online Private Limited Bank Name Account Number Branch IFSC Code Thanks and regards, For Yatra Online Private Limited InnoVen BORROWER GUARANTOR 41

SCHEDULE 2 REPRESENTATIONS AND WARRANTIES The Borrower hereby makes the following representations and warranties to InnoVen and confirms that they are true, correct, valid and subsisting in every respect as of the date of this Agreement, and shall continue to be true, correct, valid and subsisting as of the First Closing Date, the Second Closing Date under this Agreement (in each case, before and after giving effect to disbursements occurring on such date) The Borrower hereby confirms that the following representations and warranties would be true, correct, valid and subsisting during the term of the Term Loan and any material breach of a representation or warranty would be promptly notified by the Borrower to InnoVen. It is hereby clarified that the following representations and warranties shall be applicable to the Target Company only when the Borrower acquires 100% of the issued and paid up capital in the Target Company. 1 Authority and Capacity 1.1 The Borrower and each of the Borrower’s subsidiaries have been duly incorporated and organized, and is validly existing in good standing, under the respective Law of the country of incorporation. 1 2 Each of the Borrower and its subsidiaries has the corporate power and authority to own and operate a substantial part of its assets and properties and to carry on its business in substantially the same manner as it is currently conducted. 1 3 The Borrower and its subsidiaries have all material permits, approvals, authorizations, licenses, registrations, and consents including registrations necessary for the conduct of their respective businesses as currently conducted. 1.4 Subject to applicable Law and the Consents to be procured in relation to the performance of the obligations of the Borrower, under this Agreement and other Loan Documents, the Borrower have, or will have the legal right, power and authority to enter into, deliver and perform this Agreement, Loan Documents and all other documents and instruments required to be executed pursuant thereto or in connection therewith, and such documents, when executed, will constitute valid and binding obligations and be enforceable against the Borrower in accordance with their respective terms 1.5 Subject to applicable Law and the Consents to be procured in relation to the performance of the obligations of the Borrower and the Guarantor under this Agreement and other Loan Documents, the Borrower and the Guarantor has the legal right, power and authority to deliver and perform its obligations under this Agreement and the Borrower represents that all Consents, and actions of, filings with and notices to any governmental or regulatory authority as may be required to be obtained by the Borrower in connection with the execution, delivery and performance by the Borrower of this Agreement and/or the transaction have been obtained. InnoVen BORROWER GUARANTOR 42

1 6 The Borrower hereby confirms that there has been no Material Adverse Change since the Accounts Date in the business and operations of the Group and that it has no notice of any action or investigation or other proceedings of any nature whatsoever (excluding regular scrutiny related to tax assessments and tax audits), by any Government authority or any other Person which would restrain, prohibit or otherwise challenge the obligations under the Loan Documents or would be likely to have a Material Adverse Change on the Borrower or its subsidiaries or their respective businesses and operations. 1.7 All written materials provided by the Borrower to InnoVen do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of circumstances under which they are made, not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in such written materials, the Borrower represents only that (i) the assumptions are described in reasonable detail therein and (ii) such assumptions are reasonable given the operations of the Borrower to date, the current state of the economy and the existing assets, liabilities, sources of capital and other business factors involving the Borrower 2 Corporate Matters 2.1 The copies of the charter documents of the Borrower and its subsidiaries delivered to InnoVen are true and complete copies, and each of the Borrower and its subsidiaries have complied with all the provisions of their respective charter documents and in particular, have not entered into any ultra vires transaction which has had or is likely to have a Material Adverse Change on the Borrower All legal and procedural requirements concerning the Companies Act, 2013, other applicable Laws and the charter documents have been duly complied with in all material respects 2 2 The Term Loan to be availed by the Borrower under this Agreement has been duly authorized by all necessary corporate action and all necessary consents, approvals, orders, authorizations, or registrations required to be obtained by the Borrower for such Term Loan have been obtained. 3 Accounts and Records 3 1 The books of accounts of the Borrower and its subsidiaries have been accurately and properly maintained., the accounts of the Borrower and the audited accounts of the Borrower have been prepared, in each case, in accordance with applicable Law and in accordance with Indian accounting standards as prescribed by the Institute of Chartered Accountants of India, so as to give a true and fair view of the business (including the assets, liabilities and state of affairs) of the Borrower and its subsidiaries 3.2 Since the date of the last audited financial statements provided to InnoVen. there has been no event or a condition of any type that has or would have a Material Adverse Change on the business of the Borrower or its subsidiaries 4 Borrowings InnoVen BORROWER GUARANTOR 43

4 1 Except for the borrowings set out in the Disclosure Schedule, there are no other borrowings (including any outstanding obligations for the repayment of money), whether present or future, actual or contingent, or charges or other security interests (excluding statutory liens) of the Group 4.2 All the borrowings made by the Borrower and/or its subsidiaries, if any, have been duly authorized by all necessary corporate action / necessary consents, approvals, orders, authorizations and the requisite filings / registrations in this regard have been duly complied with. 4 3 Except for the Liens set out in the Disclosure Schedule, there are no other Liens or Encumbrances against any of the properties, whether tangible, intangible or real, of the Borrower 5 Taxation Matters 5.1 The Group has complied with all the material requirements, in respect of Tax matter exceeding a value of INR 50.000,000 (Rupees Fifty Million only), as specified under the respective Tax laws as applicable to them in relation to filing of returns, computations, notices and information which are or are required to be made or given by the Group to any tax authority for taxation and for any other tax or duty purposes, have been made and are correct based on various interpretations and tax advice. 5 2 Except for as set out in the Disclosure Schedule, the Borrower and its subsidiaries have no notice of any Tax disputes or other liabilities of Taxes in respect of which a claim has been made or notice has been issued against the Borrower and /or its subsidiaries in excess of exceeding INR 50,000,000 (Rupees Fifty Million only) 6 Legal / Litigation Matters 6 1 Except as provided in the Disclosure Letter, the Group has no notice of any investigation or enquiry by, nor any notice or communication of any order decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or regulatory body, outstanding or received by and against the Group or any employee for whose acts or defaults the Group may be vicariously liable, with respect to an alleged actual violation and/or failure to comply with any such applicable law, regulation, byelaw or constitutional document, or requiring it/them to take or omit any action, which may result in any liability or criminal or administrative sanction against the Group, having a Material Adverse Change on the Group. 6.2 No order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated or a substantial part of the assets of the Borrower or its subsidiaries are distributed amongst its creditors and/or shareholders or other contributories) of the Borrower or its subsidiaries and there are no cases or proceedings under any applicable insolvency, reorganization, or similar laws concerning the Borrower or its subsidiaries 6 3 Neither the Borrower nor its subsidiaries have committed InnoVen BORROWER GUARANTOR 44

i) any criminal or unlawful act involving dishonesty; ii) any breach of trust; or iii) any material breach of contract or statutory duty or any tortious act which could entitle any third party to terminate any material contract to which the Borrower or its subsidiaries is a party; which could have a Material Adverse Change on the Borrower and/or its business or its subsidiaries and/or their businesses. 7 Contractual Arrangements 7.1 Neither the Borrower nor its subsidiaries have been a party to any agreement, arrangement or practice which in whole or in part contravenes or is invalidated by any restrictive trade practices, fair trading, consumer protection, competition law or similar laws or regulations under the relevant jurisdiction or in respect of which any filing, registration or notification is required pursuant to such laws or regulations (whether or not the same has in fact been made) and which would have a Material Adverse Change on the business. 7.2 Al! material contracts and all material leases, tenancies, licenses and agreements of any nature relating to real estate which the Borrower and its subsidiaries are a party are valid, binding and enforceable obligations of the respective parties thereto and the terms thereof have been complied with by the Borrower, its subsidiaries and the counter parties thereto and there have occurred no grounds for rescission, avoidance or repudiation of any of the contracts or such leases, tenancies, licenses or agreements and no notice of termination or of intention to terminate has been received in respect of any thereof. 7.3 The Borrower warrants that all material documents/agreements executed by it and which are required to be stamped under applicable laws, are duly stamped 7.4 The Borrower is not in violation of any material term of its Memorandum of Association or Articles of Association, each as amended to date, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Change on the Borrower’s business. The execution and delivery of the Loan Documents by the Borrower, the performance by the Borrower of its obligations pursuant to the Loan Documents will not result in any material violation of, or materially conflict with, or constitute a material default under, the Borrower’s Memorandum of Association or Articles of Association, each as amended to date, or any of its agreements nor result in the suspension, revocation, impairment forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Borrower, its business or operations or any of its assets or properties. 7.5 The Borrower has avoided every condition, and has not performed any act, the occurrence of which would result in the Borrower’s loss of any right granted under any license, distribution agreement or other agreement InnoVen BORROWER GUARANTOR 45

7 6 No employee, officer, director or shareholder of the Borrower or member of his or her immediate family is indebted to the Borrower for amounts exceeding INR 2,000,000 (Rupees Two Million only) in each case, and not exceeding, in aggregate, an amount of INR 5,000,000 (Rupees Five Million only), nor is the Borrower indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Borrower and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Borrower’s Board of Directors and stock purchase agreements approved by the Borrower’s Board of Directors) 7 7 There are no Related Party Transactions, agreements, arrangements or other forms of relationships involving the Borrower, which are on terms less favorable to the Borrower than an arm’s length transaction. 8 Employees, Directors 8 1 The Borrower and its subsidiaries are complying with all material obligations under the applicable labor laws and other laws in relation to their employees. There have not been any strikes, go slow or work stoppages or other labor dispute involving the Borrower and/or its subsidiaries, neither is such strike, go slow or work stoppage or similar action pending 8.2 Each officer, employee or consultant of the Borrower and/or its subsidiaries that has had or may have access to the Borrower’s intellectual property has entered into an agreement containing appropriate confidentiality and invention assignment provisions To the knowledge of the Borrower, no officer, employee or consultant of the Borrower is in violation of such confidential information and invention assignment agreement or any pnor employee contract or proprietary information agreement with any other corporation or third party 9 Operations 9.1 There has been no damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, business, operations of the Borrower or its subsidiaries. 9 2 There has been no Material Adverse Change to or in the business of the Group (including termination of any contracts or arrangements including those pertaining to their ongoing business) and / or the Group has not received any notice of any action or investigation or other proceedings of any nature whatsoever, by any Government authority which would restrain, prohibit or otherwise challenge or impede the performance of the Loan Documents or would be likely to have a Material Adverse Change on the Group or their business 9.3 Each of the Group companies has all franchises, permits, licenses, and any similar authority/certification/authorization necessary for the conduct of their business as now being conducted by it, the lack of which would have a Material Adverse Change on any of the Group’s Business, and believes they can obtain, without undue burden or expense, any similar authority InnoVen BORROWER GUARANTOR 46 for the conduct of its business as currently planned to be conducted. The Group is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. 9 4 None of the companies in the Group is in violation of any applicable Law relating to the environment or occupational health and safety, and to its knowledge, no material expenditure are or will be required in order to comply with any such existing Law. 10 Assets 10.1 The specifics of the assets set out under Schedule A of the Deed of Hypothecation comprise a substantial part of the assets used in connection with the business of the Borrower and its subsidiaries 10.2 No assets (whether comprising part of the Collateral or not) of the Borrower and its subsidiaries have been disposed other than (a) in the ordinary course of business and (b) of a value of less than Rs.5,000.000 (Rupees Five Million only) Neither the Borrower nor its subsidiaries have given any rights to any third parties with respect to any of the assets owned by them other than in the ordinary course of business 10 3 All assets of the Borrower and its subsidiaries including all debts due to the Borrower and its subsidiaries which are included in the audited financial accounts of the Borrower and its subsidiaries or have otherwise been represented as being the property of or due to the Borrower and/or its subsidiaries and/or being used by the Borrower or its subsidiaries for the purposes of their business are the absolute property of the Borrower or its subsidiaries, as the case may be, and/or is being leased to the Borrower or its subsidiaries, as the case may be 10 4 Other than as disclosed in the audited financial statements, all receivables of the Borrower are considered good by the Borrower and the Borrower does not have any reason to believe that any of its receivables are to be treated as bad or doubtful debts. 11 Related Party Transactions 11.1 Set out in the Disclosure Schedule is a list of all subsisting transactions that the Borrower has entered into with its Related Parties. 11.2 The Borrower hereby confirms that any transactions with Related Parties have been conducted at commercially justifiable terms and at an arm’s length basis 12 Intellectual Property 12.1 The Borrower and its subsidiaries are the absolute owners, valid licensees or authorized users (as the case may be) of the Intellectual Property, which the Borrower and its subsidiaries are using The Borrower and its subsidiaries have taken all necessary steps to maintain and protect the Intellectual Property. InnoVen BORROWER GUARANTOR 47

12.2 The use by the Borrower or its subsidiaries of any Intellectual Property does not violate and would not infringe the Intellectual Property rights of any Person 12 3 Neither the Borrower nor its subsidiaries have granted, nor is it obliged to grant, any license, sub- license or assignment in respect of any of its Intellectual Property There are no restrictions on the right of the Borrower or its subsidiaries to license any of the Intellectual Property and Intellectual Property Rights owned by the Borrower 12.4 With respect to Intellectual property, there are no legal proceedings including any litigation, arbitration, infringement and/or passing off actions filed against and/or is proposed and/or is threatened to be filed against the Borrower or its subsidiaries and that Borrower or its subsidiaries have not received any cease and desist notice so far and is/are not aware of any circumstance under which such a notice may be issued. 13 Insurance 13 1 All the material assets of the Borrower and its subsidiaries have been and are at the date of this Agreement insured for risks and in amounts standard for companies in Borrower’s business and location and the same are in force as of the date of this Agreement 13.2 The Borrower and its subsidiaries are in compliance with all the material terms and conditions under all existing and valid insurance policies. 13.3 The Borrower will procure the necessary insurance coverage and will comply with the requirements in connection with insurance as laid out in the Term Loan Agreement or as may be specifically required by InnoVen. 14 Confidentiality 14.1 Neither the Borrower nor its subsidiaries have disclosed or permitted to be disclosed or undertaken or arranged to disclose to any Person any of its know-how, secrets or confidential information except in the ordinary course of business and subject to entering into valid and binding agreements with the party to whom such information has been disclosed to keep such information confidential 15 Guarantees 15 1 The Guarantee and the obligations set forth therein are enforceable in against the Guarantor under all relevant applicable Law 15.2 The guarantee under the Guarantee has been provided in accordance with the applicable Law. 16 Independent representations and warranties InnoVen BORROWER GUARANTOR 48

16.1 For the avoidance of doubt, the foregoing representations and warranties shall be separate and independent, and save as expressly provided shall not be limited by reference to any other section, clause or anything in this Agreement or its Annexures, Exhibits or Schedules. 17 Disclosure to InnoVen 17.1 All information relating to the Borrower, including subsidiaries of the Borrower which is material in relation to the Borrower’s Business, operations, financial conditions, assets and liabilities, intellectual property, organization, Tax, employment related matters, compliance matters, litigation and environmental matters, required to be known by any prudent lender has been disclosed to InnoVen InnoVen BORROWER GUARANTOR 49

SCHEDULE 6 DEED OF PLEDGE 53